80 East Rio Salado Pkwy, Suite 610
Tempe, AZ 85281 USA
PH: +1 480.333.3700
www.MedAire.com
ASX: MDE

FOR IMMEDIATE RELEASE

MedAire and Drum Cussac Expand Strategic Alliance
Companies Co-locate U.S. Offices

TEMPE, Ariz. and ST. HELIER, Jersey (Jan 23, 2006) – MedAire, Inc. (ASX Code: MDE) and Drum Cussac Ltd announced today that the two companies are further strengthening their strategic alliance with Drum Cussac establishing an office within the 24/7 Global Response Center of MedAire.

The move provides Drum Cussac with the capability to provide its global client base with a unique-to-the-industry integrated 24/7 security and medical emergency call and response center. It also enables MedAire to have much wider and quicker access to Drum Cussac’s extensive risk management and corporate security services.

Tempe, Arizona-based MedAire, Inc. has set aviation and maritime industry standards throughout the world in providing remotely managed medical assistance services such as real-time access to emergency medical advice, access to quality medical care throughout the world, and medical evacuations. St Helier, Jersey (Channel Islands) – based Drum Cussac is rapidly achieving worldwide recognition for helping corporations mitigate risk through services that include crisis management planning, political risk assessments, on-line security information and alerts and very specialized services for the aviation and maritime industries.

“We entered into our relationship with Drum Cussac in April of last year,” said MedAire Chairman and CEO Joan Sullivan Garrett. “Through the leadership of our Sr. Vice President of Global Services, Robert F. Valente, our companies were able to very quickly establish an excellent working relationship and operational integration which has lead to a quick response in demand for their services from our clients.”

“We’ve had great early success in our relationship with MedAire,” said Drum Cussac General Manager, Jeremy Stampa Orwin. “From very early on the strategic alliance exceeded our expectations. It only makes sense for us to now work together even closer so our respective clients and companies can truly benefit from the vision that we saw when we first came together.”

“I am very pleased with how quickly and effectively we have been able to expand MedAire’s assistance solutions to include corporate security services,” said Mr. Valente. “Our clients have been very pleased with the benefits they are receiving and will be very impressed going forward.” With the relationship between the two companies firmly in place, Mr. Valente will be departing MedAire at the end of January to become the managing partner of a Washington, DC-based strategic consulting firm.

About Drum Cussac

Commencing operations in 1998, Drum Cussac offers a comprehensive range of security services designed to deliver effective mitigation and management of business risks. Included in the company’s portfolio of business is its significant presence in the maritime industry. Services include political risk surveys, security assessments, crisis management, evacuation planning, business intelligence, investigations, training, and travel & personal security. With offices in North America, Europe, Asia and Africa the company has extensive experience in providing such services to FORTUNE 500 companies worldwide. Drum Cussac can be found on the Internet at www.drum-cussac.com.

About MedAire

Established in 1985, MedAire provides real-time, emergency medical and security assistance services for companies with employees, customers or guests in remote environments. Clients include commercial airlines, corporate flight departments, maritime operators and government agencies. In providing clients a total health and security solution, MedAire also provides clients with related training, web-based information and specialized resources such as medical and security kits. MedAire, listed under MDE on the Australian Stock Exchange, can be found on the Internet at www.MedAire.com.

Drum Cussac Contact:

James Howard Higgins, Phone: +44.7966.222280 Email: jhh@drum-cussac.com

MedAire Contact:

Steve Holstein, Phone: +1.480.333.3700, Email: sholstein@medaire.com

# # #

Statements contained in this press release that are not historical facts are forward looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to unanticipated trends in the markets served by the Company, changes in health care, telemedicine or insurance regulations, international and domestic economic, competitive and security conditions, governmental regulation and associated legal costs, the Company’s ability to stay abreast of technology demands, and such other factors as are described in the Company’s filings with the U.S. Securities and Exchange Commission.